Exhibit 4.3

GLOBAL SECURITY

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, OR THE “SECURITIES ACT”, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF VERITAS DGC INC. (THE “COMPANY”) THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THE SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST

HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

VERITAS DGC INC.
Floating Rate Convertible Senior Note Due 2024

No.: 1	CUSIP: 92343P AD 9

Issue Date: March 3, 2004

     VERITAS DGC INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount as set forth on Schedule I hereto, on March 15, 2024, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

     Interest Payment Dates: March 15, June 15, September 15 and December 15, commencing June 15, 2004.

     Record Dates: March 1, June 1, September 1 and December 1 commencing June 1, 2004.

VERITAS DGC INC.
By:	/s/ Larry L. Worden
Larry L. Worden
Vice President, General Counsel & Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:	/s/ Philip G. Kane, Jr.
Authorized Signatory

Dated: March 3, 2004

REVERSE SIDE OF NOTE

VERITAS DGC INC.
Floating Rate Convertible Senior Note Due 2024

     (1) Interest.

     This Security will bear interest from March 3, 2004 or from the most recent date to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, subject to Section 11.08 of the Indenture, commencing June 15, 2004. This Security will bear interest from March 3, 2004 to but excluding June 15, 2004 at a rate of 0.37% per annum. Beginning June 15, 2004, this Security will bear interest at a rate per annum equal to 3-month LIBOR minus 0.75%, reset quarterly. The 3-month LIBOR applicable to any quarterly period beginning on a March 15, June 15, September 15 or December 15 shall be 3-month LIBOR on the second London banking day immediately preceding such March 15, June 15, September 15 or December 15 (a “LIBOR Determination Date”). Regardless of the level of 3-month LIBOR, however, the interest rate on the Securities will never be less than zero. The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded quarterly, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate, compounded quarterly. Interest (including Liquidated Damages, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     "London banking day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

     "3-month LIBOR,” as determined by the Trustee, means with respect to any LIBOR Determination Date:

     (i) the rate for three-month deposits in United States dollars commencing on the second London banking day succeeding such LIBOR Determination Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date, or

     (ii) if no rate appears on the particular LIBOR Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Trustee as the arithmetic mean of at least two offered quotations obtained by the Trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Trustee with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London banking day succeeding such LIBOR Determination Date, to prime banks in the

London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or

     (iii) if fewer than two offered quotations referred to in clause (ii) are provided as requested, the rate calculated by the Trustee as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Trustee for loans in United States dollars to leading European banks for a period of three months commencing on second London banking day succeeding such LIBOR Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or

     (iv) if the banks so selected by the Trustee are not quoting as mentioned in clause (iii), 3-month LIBOR in effect on the preceding LIBOR Determination Date (or 0.37% per annum in the case of the interest payment date on June 15, 2004).

     "Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

     (2) Method of Payment.

     The Company will pay interest (including Liquidated Damages, if any) on this Security to the Person who is the registered Holder of this Security at the close of business on March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest (including Liquidated Damages, if any), the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to a Holder holding Securities in definitive form by check or wire payable in such money; provided that a Holder holding Securities in definitive form with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     (3) Paying Agent, Conversion Agent and Registrar.

     Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

     (4) Indenture.

     The Company issued the Securities under an Indenture dated as of March 3, 2004 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to up to $155,000,000 aggregate principal amount (which shall include Deutsche Bank Securities Inc.’s option to purchase up to $30,000,000 aggregate principal amount of additional Securities). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

     (5) Redemption at the Option of the Company.

     No sinking fund is provided for the Securities. Beginning on March 20, 2009 and during the periods thereafter to maturity, the Securities are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is between the close of business on an interest record date and the opening of business on the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant interest record date.

     Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 11:00 a.m., New York City time, on the Redemption Date, immediately after such Redemption Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

     (6) Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, on March 15, 2009, March 15, 2014 and March 15, 2019 (each, a “Repurchase Date”), for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Change in Control Repurchase Date which Change in Control Repurchase Price shall be paid in cash (provided that if the Change in Control Repurchase Date is between the close of business on an interest record date and the opening of business on the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date). Holders have the right to withdraw any Repurchase Notice or Change in Control Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, and accrued but unpaid interest (including Liquidated Damages, if any) on all Securities or portions thereof to be repurchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is held by the Paying Agent by 11:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or the Change in Control Repurchase Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Change in Control Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, and interest (including Liquidated Damages, if any) upon surrender of such Security.

     (7) Conversion.

     Upon satisfaction of the conditions set forth in Section 10.01(a) of the Indenture, a Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10000th of a share) of Common Stock in accordance with the provisions of Section 10.14 of the Indenture; provided that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Security is redeemed). Such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the date of maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures. The Conversion Price shall, as of the date of the Indenture, initially be $24.03 per share of Common Stock. The Conversion Rate shall, as of the date of the Indenture, initially be approximately 41.6146. The Conversion Price and Conversion Rate will be adjusted under the circumstances specified in the Indenture. Upon conversion, no adjustment for interest (including Liquidated Damages, if any) or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Ten Day Average Closing Stock Price (as defined in the Indenture). Except as provided in Section 10.01(c) of the Indenture, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Liquidated Damages, if any) thereon. Any accrued interest (including Liquidated Damages, if any) payable on a converted Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or other tax, if required and (e) if the

Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. If a Holder surrenders a Security for conversion between the close of business on the record date for the payment of an installment of interest and the opening of business on the related interest payment date, the Security must be accompanied by payment of an amount equal to the interest (including Liquidated Damages, if any) payable on such interest payment date on the principal amount of the Security or portion thereof then converted; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between close of business on such record date and the opening of business on such interest payment date, or if such Security is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

     A Security in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.08 or Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     (8) Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed), or any Securities in respect of which a Repurchase Notice or a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased), or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (9) Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

     (10) Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder in any material respect, (ii) to comply with Article 5 or Section 10.11 of the Indenture, (iii) to make provisions with respect to the conversion right of Holders pursuant to the requirements of Section 10.01 of the Indenture, (iv) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (v) to comply with the provisions of the TIA or any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     (11) Defaults and Remedies.

     Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received security or indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities at the time outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a default in payment of principal or interest when due, for any reason) if it determines in good faith that withholding notice is in the interests of Holders.

     (12) Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     (13) No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     (14) Ranking.

     The Securities shall be unsecured senior obligations of the Company and shall rank equally in right of payment with any other existing and future senior indebtedness of the Company and senior to any future subordinated indebtedness of the Company.

     (15) Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

     (16) Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).

     (17) Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

     (18) CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM

To assign this Security, fill in the form below

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

CONVERSION NOTICE

To convert this Security into Cash and Common Stock of the Company, check the box ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

FORM OF REPURCHASE NOTICE

To: Veritas DGC Inc.

     The undersigned registered holder of this Security requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions specified in paragraph 6 of this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not
repurchased if to be issued other than
to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $ ,000 date of requested repurchase: March 15, 20 (specify either March 15, 2009, 2014 or 2019)

FORM OF OPTION TO ELECT REPURCHASE
UPON A CHANGE IN CONTROL

To: Veritas DGC Inc.

     The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Veritas DGC Inc. (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of
Securities not repurchased if to be
issued other than to and in the name
of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $   ,000

SCHEDULE I

VERITAS DGC INC.
Floating Rate Convertible Senior Note Due 2024

No: 1

Date	Principal Amount	Notation
March 3, 2004	$125,000,000